Exhibit 10.12

House Leasing Contract

Party A: Yanlin Liu

Party B: Shandong Yangxin Hongtai Commerce and Trade Co., LTD

The two parties reach the following agreement regarding the lease of the premises of Party A by Party B:

Article 1 Location, Area and Other Circumstances

1. The leased premises in this contract is located at No.763, Yangcheng Third Road, Yangxin County

2. The building area of the house is 465 square meters, and the usable area is 400 square meters.

Article 2 Interior Decoration Situation and Main Equipment of the House

Interior Decoration Situation and Main Equipment of the House shall include the first floor’s main door, rolling shutter door and internal circuit.

     Article 3 The Term of the House Lease

     The lease term is 1 year. From May 1, 2025 to April 30, 2026.

Within 30 days prior to the expiration of the lease term, if Party B needs to continue the lease, it shall provide the request to Party A, and Party A shall decide whether to renew the contract. During the lease term, if Party A sells the premises, it shall notify Party B 30 days in advance, and Party B shall decide whether to exercise the preemptive right within 10 days after receiving the notice. If Party B fails to reply later on time, it shall be deemed to have waived the right.

     Article 4 Rent and Payment Method

     The annual rent is RMB200,000 (Two Hundred Thousand).

     The rent is paid annually. After signing the contract, Party B shall pay the rent for the first year to Party A.

     Party B shall pay the rent of the next year to Party A before April 30 of each year.

     Article 5

The equipment in the premises shall be kept in good condition. If the equipment is damaged, Party A shall have the right to collect the corresponding compensation according to the market price.

Article 6 Repair and Decoration of Houses

Party A shall ensure that the premises conform to the purpose of the contract herein and ensure the normal supply of water and electricity. In case of water leakage, natural wall falling off, or normal water and electricity supply that affect the normal use of Party B, Party A shall solve the problem within 7 days after receiving party B's notice. Otherwise, Party B shall have the right to terminate the contract in advance and have the right to pay liquidated damages to Party A.

Party B shall not change the structure and decoration of the premises without authorization during the use, otherwise it shall be deemed as breach of contract and shall pay liquidated damages to Party A.

Article 7 Sale of Houses

During the lease term, if Party A sells the premises and Party B is not willing to buy it, Party A shall guarantee that Party B can renew the lease until the expiration of the lease term (the lease contract and agreement stipulate that if Party A needs to sell the premises urgently, the specific solution can be negotiated)

Article 8 Liability for Breach of Contract

1. During the lease term, Party B shall not commit any of the following acts, otherwise, Party A has the right to terminate the contract and take back the premises, and shall have the right to require Party B to bear the liability for breach of contract according to this Agreement;

1) Using the leased house for illegal activities that harm the public interests.

2. If Party B delays in paying the rent, it shall, in addition to still paying the rent, pay liquidated damages according to the number of days in arrears. The standard of liquidated damages per day shall be 5% of the rent in arrears

3. If either party has any other default acts as agreed in the contract, the breaching party shall, in addition to compensating the non-breaching party for the losses caused by its breach, and shall also pay RMB5,000 yuan as liquidated damages.

Article 9 Priority Leasing Right

After the lease term is full, if Party A continues to lease the premises, Party B shall have the priority to lease under the same conditions. If Party B really cannot find the premises after the expiration of the inquiry of the lease term, Party A shall give a grace period of one month, and the rent of the grace period shall be the same as the agreed rent.

Article 10 Conditions of Exemption

If the contract cannot be performed due to force majeure or government actions, both parties shall complement each other and assume liabilities. The actual rent is calculated according to the number of days, more and less.

Article 11 Methods of Dispute Settlement

In case of any dispute during the performance of the contract, both parties shall negotiate amicably. if the negotiation fails, they may file a lawsuit to the court where the house is located.

Article 12 The contract shall come into force on the date of signature by both parties. It is made in triplicate, with each party holding one copy and having one copy reported to the public security department for the record.

Article 13 The copy of the property right certificate and the copy of the id cards of both parties are attached to this contract.

Lessor: /s/Yanlin Liu	Leaseholder:/seal/ Shandong Yangxin Hongtai
Commerce and Trade Co., LTD

Tel.: *	Tel.:

address:	address:

2025.05.01	2025.05.01